EXHIBIT 99.1

Retail Opportunity Investments Corp. Reports Strong Third Quarter Results

18.2% Increase in FFO Per Diluted Share

Increases 2015 FFO Per Diluted Share Guidance

SAN DIEGO, Oct. 28, 2015 (GLOBE NEWSWIRE) -- Retail Opportunity Investments Corp. (NASDAQ:ROIC) announced today financial and operating results for the three months ended September 30, 2015.

HIGHLIGHTS

  GAAP Net income of $7.8 million, or $0.08 per diluted share
  18.2% increase in FFO(1) per diluted share to $0.26 (3Q'15 vs. 3Q'14)
  $310.2 million of grocery-anchored shopping center acquisitions committed year-to-date
  5.8% increase in same-center cash net operating income (3Q'15 vs. 3Q'14)
  52.8% increase in same-space comparative cash base rents on new leases
  97.1% portfolio leased rate at 9/30/15
  $387.3 million of capital raised ($87.3mm of common equity, $300mm of unsecured debt)
  33.9% debt-to-total market capitalization ratio at 9/30/15
  3.8 times interest coverage ratio for 3Q'15
  95.9% of portfolio GLA unencumbered at 9/30/15
  Quarterly cash dividend of $0.17 per share declared

__________________________

(1) A reconciliation of GAAP net income to funds from operation applicable to common shareholders (FFO) is provided at the end of this press release.

Stuart A. Tanz, President and Chief Executive Officer of Retail Opportunity Investments Corp. stated, "2015 is shaping up to be one of the strongest years on record for the company. In just the first nine months, we have already achieved our portfolio growth objective for the year, securing $310 million of grocery-anchored shopping center acquisitions. Additionally, we continue to maintain our high occupancy at over 97% and have already leased more than double the amount of space that was originally scheduled to expire in our portfolio for the entire year." Tanz commented further, "During the third quarter we raised capital through a balance of equity and debt sources to fund our growth and maintain our strong balance sheet. Looking ahead, we believe that we are well-positioned to continue capitalizing on the opportunities across our core West Coast markets, prudently growing our portfolio and achieving strong results."

FINANCIAL SUMMARY

For the three months ended September 30, 2015, GAAP net income applicable to common shareholders was $7.8 million, or $0.08 per diluted share, as compared to GAAP net income of $7.0 million, or $0.07 per diluted share for the three months ended September 30, 2014. FFO applicable to common shareholders for the third quarter of 2015 was $25.9 million, or $0.26 per diluted share, as compared to $20.8 million in FFO, or $0.22 per diluted share for the third quarter of 2014, representing an 18.2% increase on a per diluted share basis. ROIC reports FFO applicable to common shareholders as a supplemental performance measure in accordance with the definition set forth by the National Association of Real Estate Investment Trusts. A reconciliation of GAAP net income to FFO applicable to common shareholders is provided at the end of this press release.

At September 30, 2015, ROIC had a total market capitalization of approximately $2.6 billion with $872.3 million of debt outstanding, equating to a 33.9% debt-to-total market capitalization ratio. ROIC's debt outstanding was comprised of $62.9 million of mortgage debt and $809.4 million of unsecured debt. At September 30, 2015, ROIC had $16.2 million outstanding on its unsecured credit facility. For the third quarter of 2015, ROIC's interest coverage was 3.8 times and 95.9% of its portfolio was unencumbered (based on gross leasable area) at September 30, 2015.

ACQUISITION SUMMARY

Year-to-date in 2015, ROIC has committed a total of $310.2 million in grocery-anchored shopping center acquisitions, including: $99.2 million acquired during the first quarter; $23.1 million acquired during the second quarter, $113.5 million acquired during the third quarter and $74.4 million currently under contract.

Jackson Square

In July 2015, ROIC acquired Jackson Square for $32.5 million. The shopping center is approximately 114,000 square feet and is anchored by Safeway Supermarket and CVS Pharmacy. The property is located in Hayward, California, within the San Francisco metropolitan area, and is currently 99.1% leased.

Tigard Promenade

In July 2015, ROIC acquired Tigard Promenade for $21.0 million. The shopping center is approximately 88,000 square feet and is anchored by Safeway Supermarket. The property is located in Tigard, Oregon, within the Portland metropolitan area, and is currently 94.2% leased.

Sunnyside Village Square

In July 2015, ROIC acquired Sunnyside Village Square for $17.5 million. The shopping center is approximately 89,000 square feet and is anchored by Haggen Supermarket. The property is located in Happy Valley, Oregon, within the Portland metropolitan area, and is currently 95.9% leased.

Gateway Centre

In September 2015, ROIC acquired Gateway Centre for $42.5 million. The shopping center is approximately 110,000 square feet and is anchored by Savemart (Lucky) Supermarket and Walgreens. The property is located in San Ramon, California, within the San Francisco metropolitan area, and is currently 97.5% leased.

Iron Horse Plaza

ROIC has a binding contract to acquire Iron Horse Plaza for $42.4 million. The shopping center is approximately 62,000 square feet and is anchored by Lunardi's Markets, a San Francisco-based grocer. The property is located in Danville, California, within the San Francisco metropolitan area, and is currently 100% leased. ROIC expects to fund the acquisition in part with ROIC common equity in the form of operating partnership units, based on a value of $17.25 per unit (approximately a 9% premium to the price of ROIC's common shares as of the transaction agreement date).

Johnson Creek Center

ROIC has a binding contract to acquire Johnson Creek Center for $32.0 million. The shopping center is approximately 109,000 square feet and is anchored by Trader Joe's and Walgreens. The property is located in Happy Valley, Oregon, within the Portland metropolitan area, and is currently 90.7% leased.

PROPERTY OPERATIONS SUMMARY

At September 30, 2015, ROIC's portfolio was 97.1% leased. For the third quarter of 2015, same-center net operating income (NOI) was $28.4 million, as compared to $26.8 million in same-center NOI for the third quarter of 2014, representing a 5.8% increase. Same-center NOI includes all of the properties owned by ROIC as of July 1, 2014, totaling 58 shopping centers. ROIC reports same-center NOI on a cash basis. A reconciliation of GAAP operating income to same-center NOI is provided at the end of this press release.

During the third quarter of 2015, ROIC executed 90 leases, totaling 485,086 square feet, achieving a 19.3% increase in same-space comparative base rent, including 39 new leases, totaling 172,446 square feet, achieving a 52.8% increase in same-space comparative base rent, and 51 renewed leases, totaling 312,640 square feet, achieving a 7.2% increase in base rent. ROIC reports same-space comparative base rent on a cash basis.

CAPITAL MARKETS SUMMARY

During the third quarter, ROIC raised a total of $387.3 million of equity and debt capital through two separate transactions.

In August 2015, ROIC completed an underwritten public offering of common stock, issuing 5,520,000 shares of common stock. The net proceeds from the offering, after deducting underwriting discounts and commissions and offering expenses, totaled $87.3 million.

In September 2015, ROIC closed on a new $300 million unsecured term loan. The new loan has an initial maturity date of January 31, 2019, with two one-year extension options, and bears interest at a rate of LIBOR plus 110 basis points. Additionally, the new loan has an accordion feature, allowing the company to increase the loan amount to $500 million, subject to commitments and other customary conditions.

ROIC utilized the net proceeds from the common stock offering and new term loan to reduce borrowings outstanding under its unsecured revolving credit facility.

CASH DIVIDEND

On September 29, 2015, ROIC distributed a $0.17 per share cash dividend. On October 27, 2015, ROIC's board of directors declared a cash dividend of $0.17 per share, payable on December 29, 2015 to shareholders of record on December 15, 2015.

2015 FFO GUIDANCE

ROIC currently estimates that FFO applicable to common shareholders for 2015 will be within the range of $0.95 to $0.97 per diluted share, and net income to be $0.26 per diluted share. The following table provides a reconciliation of GAAP net income to FFO applicable to common shareholders.

Year Ending December 31, 2015
	Low End	High End

GAAP net income applicable to common stockholders	$ 25,695	$ 26,236
Plus:
Depreciation and amortization	69,543	71,007
Funds From Operations (FFO) applicable to common stockholders	$ 95,238	$ 97,243

Diluted Shares	100,250	100,250

Earnings per share (diluted)	$ 0.26	$ 0.26
FFO per share (diluted)	$ 0.95	$ 0.97

ROIC's estimates are based on numerous underlying assumptions. ROIC's management will discuss the company's guidance and underlying assumptions on its October 29, 2015 conference call. ROIC's guidance is a forward-looking statement and is subject to risks and other factors described elsewhere in this press release.

CONFERENCE CALL

ROIC will conduct a conference call and audio webcast to discuss its quarterly results on Thursday, October 29, 2015 at 10:00 a.m. Eastern Time / 7:00 a.m. Pacific Time. Those interested in participating in the conference call should dial (877) 312-8783 (domestic), or (408) 940-3874 (international) at least ten minutes prior to the scheduled start of the call. When prompted, provide the Conference ID: 10808977. A live webcast will also be available in listen-only mode at http://www.roireit.net/. The conference call will be recorded and available for replay beginning at 1:00 p.m. Eastern Time on October 29, 2015 and will be available until 11:59 p.m. Eastern Time on November 5, 2015. To access the conference call recording, dial (855) 859-2056 (domestic) or (404) 537-3406 (international) and use the Conference ID: 10808977. The conference call will also be archived on http://www.roireit.net/ for approximately 90 days.

ABOUT RETAIL OPPORTUNITY INVESTMENTS CORP.

Retail Opportunity Investments Corp. (NASDAQ:ROIC), is a fully-integrated, self-managed real estate investment trust (REIT) that specializes in the acquisition, ownership and management of grocery-anchored shopping centers located in densely-populated, metropolitan markets across the West Coast. As of September 30, 2015, ROIC owned 68 shopping centers encompassing approximately 8.1 million square feet.  ROIC is the largest publicly-traded, grocery-anchored shopping center REIT focused exclusively on the West Coast. ROIC is a member of the S&P SmallCap 600 Index and has investment-grade corporate debt ratings from Moody's Investor Services and Standard & Poor's. Additional information is available at: www.roireit.net.

When used herein, the words "believes," "anticipates," "projects," "should," "estimates," "expects," "guidance" and similar expressions are intended to identify forward-looking statements with the meaning of that term in Section 27A of the Securities Act of 1933, as amended, and in Section 21F of the Securities and Exchange Act of 1934, as amended. Certain statements contained herein may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results of ROIC to differ materially from future results expressed or implied by such forward-looking statements. Information regarding such risks and factors is described in ROIC's filings with the SEC, including its most recent Annual Report on Form 10-K, which is available at: www.roireit.net.

RETAIL OPPORTUNITY INVESTMENTS CORP.
Consolidated Balance Sheets
(In thousands)

	September 30, 2015 (unaudited)	December 31, 2014
ASSETS
Real Estate Investments:
Land	$ 611,791	$ 550,078
Building and improvements	1,426,761	1,235,820
	2,038,552	1,785,898
Less: accumulated depreciation	121,459	88,173
Real Estate Investments, net	1,917,093	1,697,725
Cash and cash equivalents	6,953	10,773
Restricted cash	286	514
Tenant and other receivables, net	26,635	23,025
Deposits	1,000	4,500
Acquired lease intangible assets, net of accumulated amortization	68,690	71,433
Prepaid expenses	597	2,454
Deferred charges, net of accumulated amortization	40,122	39,731
Other	1,438	1,541
Total assets	$ 2,062,814	$ 1,851,696

LIABILITIES AND EQUITY
Liabilities:
Term loan	$ 300,000	$ —
Credit facility	16,225	156,500
Senior Notes Due 2024	246,736	246,521
Senior Notes Due 2023	246,430	246,174
Mortgage notes payable	62,873	94,183
Acquired lease intangible liabilities, net of accumulated amortization	123,186	118,359
Accounts payable and accrued expenses	22,824	12,173
Tenants' security deposits	4,314	3,961
Other liabilities	9,864	11,043
Total liabilities	1,032,452	888,914
Commitments and contingencies	—	—

Equity:
Preferred stock, $.0001 par value 50,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $.0001 par value 500,000,000 shares authorized; and 99,485,125 and 92,991,333 shares issued and outstanding at September 30, 2015 and December 31, 2014, respectively	10	9
Additional paid-in-capital	1,112,809	1,013,561
Dividends in excess of earnings	(112,951)	(80,976)
Accumulated other comprehensive loss	(7,278)	(8,882)
Total Retail Opportunity Investments Corp. stockholders' equity	992,590	923,712
Non-controlling interests	37,772	39,070
Total equity	1,030,362	962,782
Total liabilities and equity	$ 2,062,814	$ 1,851,696

RETAIL OPPORTUNITY INVESTMENTS CORP.
Consolidated Statements of Operations
(Unaudited)
(In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Revenues
Base rents	$ 37,654	$ 31,558	$ 108,884	$ 87,230
Recoveries from tenants	10,279	8,143	29,809	24,137
Other income	2,144	1,155	2,721	2,754
Total revenues	50,077	40,856	141,414	114,121

Operating expenses
Property operating	7,285	5,865	21,064	18,062
Property taxes	4,933	4,160	14,351	11,566
Depreciation and amortization	18,059	15,365	52,567	42,986
General and administrative expenses	3,092	2,987	9,387	8,324
Acquisition transaction costs	91	125	507	654
Other expense	254	58	507	405
Total operating expenses	33,714	28,560	98,383	81,997

Operating income	16,363	12,296	43,031	32,124

Non-operating income (expenses)
Interest expense and other finance expenses	(8,526)	(6,865)	(25,407)	(20,695)
Gain on sale of real estate	—	1,550	—	4,869
Net income	7,837	6,981	17,624	16,298
Net income attributable to non-controlling interests	(295)	(233)	(681)	(584)
Net Income Attributable to Retail Opportunity Investments Corp.	$ 7,542	$ 6,748	$ 16,943	$ 15,714

Net earnings per share – basic:	$ 0.08	$ 0.07	$ 0.18	$ 0.19

Net earnings per share – diluted:	$ 0.08	$ 0.07	$ 0.18	$ 0.19
Dividends per common share	$ 0.17	$ 0.16	$ 0.51	$ 0.48

CALCULATION OF FUNDS FROM OPERATIONS
(Unaudited)
(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014

Net income attributable to ROIC common stockholders	$ 7,542	$ 6,748	$ 16,943	$ 15,714
Plus: Depreciation and amortization	18,059	15,365	52,567	42,986
Gain on sale of real estate	—	(1,550)	—	(4,869)
Funds from operations – basic	25,601	20,563	69,510	53,831
Net income attributable to non-controlling interests	295	233	681	584
Funds from operations – diluted	$ 25,896	$ 20,796	$ 70,191	$ 54,415

SAME-CENTER CASH NET OPERATING INCOME ANALYSIS
(Unaudited)
(In thousands, except number of shopping centers and percentages)

	Three Months Ended September 30,
	2015	2014	% Change

Number of shopping centers included in same-center analysis	58	58
Same-center occupancy	97.0%	97.4%	(0.4%)

Revenues:
Base rents	$ 29,833	$ 28,375	5.1%
Percentage rent	169	220	(23.2%)
Recoveries from tenants	9,067	8,053	12.6%
Other property income	171	277	(38.3%)
Total Revenues	39,240	36,925	6.3%
Operating Expenses:
Property operating expenses	6,270	5,779	8.5%
Bad debt expense	317	174	82.2%
Property taxes	4,267	4,142	3.0%
Total Operating Expenses	10,854	10,095	7.5%
Same Center Cash Net Operating Income	$ 28,386	$ 26,830	5.8%

SAME-CENTER CASH NET OPERATING INCOME RECONCILIATION
(Unaudited)
(In thousands)

	Three Months Ended September 30,
	2015	2014

Same-center cash NOI	$ 28,386	$ 26,830
Non same-center cash NOI	3,877	448
Total Company cash NOI	32,263	27,278
Adjustments
Depreciation and amortization	(18,059)	(15,365)
General and administrative expenses	(3,092)	(2,987)
Acquisition transaction costs	(91)	(125)
Other expense	(254)	(58)
Property revenues and expenses (1)	5,596	3,553
GAAP operating income	$ 16,363	$ 12,296

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(1) Includes straight-line rents, amortization of above and below-market lease intangibles, lease termination fees, and expense and recovery adjustments related to prior periods.

NON-GAAP DISCLOSURES

Funds from operations ("FFO"), is a widely‑recognized non‑GAAP financial measure for REITs that the Company believes when considered with financial statements presented in accordance with GAAP, provides additional and useful means to assess its financial performance. FFO is frequently used by securities analysts, investors and other interested parties to evaluate the performance of REITs, most of which present FFO along with net income as calculated in accordance with GAAP. The Company computes FFO in accordance with the "White Paper" on FFO published by the National Association of Real Estate Investment Trusts ("NAREIT"), which defines FFO as net income attributable to common stockholders (determined in accordance with GAAP) excluding gains or losses from debt restructuring, sales of depreciable property and impairments, plus real estate related depreciation and amortization, and after adjustments for partnerships and unconsolidated joint ventures.

The Company uses cash net operating income ("NOI") internally to evaluate and compare the operating performance of the Company's properties. The Company believes cash NOI provides useful information to investors regarding the Company's financial condition and results of operations because it reflects only those income and expense items that are incurred at the property level, and when compared across periods, can be used to determine trends in earnings of the Company's properties as this measure is not affected by the non-cash revenue and expense recognition items, the cost of the Company's funding, the impact of depreciation and amortization expenses, gains or losses from the acquisition and sale of operating real estate assets, general and administrative expenses or other gains and losses that relate to the Company's ownership of properties. The Company believes the exclusion of these items from operating income is useful because the resulting measure captures the actual revenue generated and actual expenses incurred in operating the Company's properties as well as trends in occupancy rates, rental rates and operating costs. Cash NOI is a measure of the operating performance of the Company's properties but does not measure the Company's performance as a whole and is therefore not a substitute for net income or operating income as computed in accordance with GAAP. The Company defines cash NOI as operating revenues (base rent and recoveries from tenants), less property and related expenses (property operating expenses and property taxes), adjusted for non-cash revenue and operating expense items such as straight-line rent and amortization of lease intangibles, debt-related expenses and other adjustments. Cash NOI also excludes general and administrative expenses, depreciation and amortization, acquisition transaction costs, other expense, interest expense, gains and losses from property acquisitions and dispositions, extraordinary items, tenant improvements and leasing commissions. Other REITs may use different methodologies for calculating cash NOI, and accordingly, the Company's cash NOI may not be comparable to other REITs.

CONTACT: Ashley Bulot, Investor Relations
         858-255-4913
         abulot@roireit.net